EXHIBIT 15.1

KPMG LLP Chartered Accountants PO Box 10426 777 Dunsmuir Street Vancouver BC V7Y 1K3 Canada	Telephone Fax Internet	(604) 691-3000 (604) 691-3031 www.kpmg.ca

The Board of Directors

Seaspan Corporation

We consent to the incorporation by reference in the Registration Statement (No. 33-151329) on Form F-3D, registration statement (No. 333-168938) on Form F-3, registration statement (No. 333-173207) on Form S-8, registration statement (No. 333-189493) on Form S-8, registration statement (No. 333-180895) on Form F-3ASR and registration statement (No. 333-190718) on Form F-3ASR of Seaspan Corporation of our reports dated March 11, 2014, with respect to the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 20-F of Seaspan Corporation.

/s/ KPMG LLP

Chartered Accountants

March 11, 2014

Vancouver, Canada